UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 27, 2003

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-05664	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland 20817 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other events

On October 27, 2003, Host Marriott Corporation (the “Company”) announced that Host Marriott, L.P., for whom the Company acts as sole general partner, is proposing to offer in a private placement $500 million in aggregate principal amount of Senior Notes due 2013. The net proceeds of the offering will be used to redeem in full Host Marriott L.P.’s existing $429 million 7.85% Senior Notes due 2005, and a portion of Host Marriott L.P.’s existing 8.45% Senior Notes due 2008 and to pay related fees and expenses. A copy of the news release issued by the Company is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1    Host Marriott Corporation news release dated October 27, 2003.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 27th day of October 2003.

HOST MARRIOTT CORPORATION

BY:	/s/ LARRY K. HARVEY

Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

Exhibit No.	Description
99.1	Host Marriott Corporation news release dated October 27, 2003.